                                                     Registration No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933

                                   ----------

                                 MGI PHARMA INC.
             (Exact name of registrant as specified in its charter)

             Minnesota                                  41-1364647
    (State or other jurisdiction           (I.R.S. Employer Identification No.)
  of incorporation or organization)


                     6300 West Old Shakopee Road, Suite 110
                          Bloomington, Minnesota 55438
          (Address, including zip code, of principal executive offices)

                                   ----------

                                MGI PHARMA, INC.
                   1999 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full title of the plan)

                                   ----------

                                MGI PHARMA, INC.
                     6300 West Old Shakopee Road, Suite 110
                          Bloomington, Minnesota 55438
                                 (952) 346-4700
 (Name, address and telephone number, including area code, of agent for service)

                                   ----------

                                    Copy to:
                             Timothy S. Hearn, Esq.
                              Dorsey & Whitney LLP
                             220 South Sixth Street
                          Minneapolis, Minnesota 55402
                                 (612) 340-2600

                                   ----------

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                  Proposed                Proposed
 Title of                                         maximum                 maximum
securities                  Amount to             offering                aggregate               Amount of
  to be                        be                 price per               offering               registration
registered                 Registered             share                   price(1)                   fee
----------------------------------------------------------------------------------------------------------------
Common Stock
($.01 par value)            200,000               $ 27.094             $ 5,418,800.00            $ 1,431.00
================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) and (c), based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on May 9, 2000.

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
        ---------------------------------------

     The following documents which have been filed with the Securities and Exchange Commission (the "Commission") by MGI PHARMA, INC. (the "Company") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as amended by Form 10-K/A-1 filed on March 31, 2000 (File No. 0-10736).

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 filed on May 5, 2000 (File No. 0-10736).

     (c)  The Company's Current Report on Form 8-K filed on March 20, 2000.

     (d) The description of the Company's capital stock contained in the Registration Statements on (1) Form 8-A filed by the Company on October 25, 1982, as amended on July 20, 1987, and (2) Form 8-A filed by the Company on July 15, 1998, as amended on March 20, 2000, under the Securities and Exchange Act of 1934, and any amendment or report filed for the purpose of updating such description filed subsequent to the date of this Registration Statement on Form S-8 and prior to the termination of the offering described herein.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.
        -------------------------

     The description of the Company's Common Stock to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

Item 5. Interests of Named Experts and Counsel.
        --------------------------------------

     Not applicable.

Item 6. Indemnification of Directors and Officers.
        -----------------------------------------

     Section 302A.521 of the Minnesota Business Corporation Act gives the Company the power to indemnify any director, officer, manager, employee or agent, who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of such person's former or present official capacity, against certain liabilities and expenses incurred in connection with the action, suit or proceeding.

     The Company's Restated Articles of Incorporation and Restated By-Laws provide for indemnification of Company directors and officers to the extent legally permissible under Minnesota law. To qualify for such indemnification, the person must not have been indemnified by another source and must have acted in good faith, received no improper personal benefit, had no reasonable cause to believe the conduct was unlawful (with respect to criminal proceedings), and reasonably believed that the conduct was in the best interests of the corporation.

Item 7. Exemption from Registration Claimed.
        -----------------------------------

     No securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8. Exhibits.
        --------

     4.1  Restated Articles of Incorporation (Incorporated by reference to
          Exhibit 3.1 to the Company's Registration Statement on Form S-2, File No. 33-40763).

     4.2 Restated By-Laws (Incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30,
          1998).

     5.1  Opinion and Consent of Dorsey & Whitney LLP.

     23.1 Consent of Independent Auditors.

     23.2 Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

     24.1 Power of Attorney.

Item 9. Undertakings.
        ------------

          (a) The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3)
               of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above will not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington, State of Minnesota, on the 9th day of May, 2000.

                                        MGI PHARMA, INC.

                                        By /s/ Charles N. Blitzer
                                           -------------------------------------
                                           Charles N. Blitzer
                                           President, Chief Executive Officer
                                           and Director


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 9th day of May, 2000, by the following persons in the capacities indicated.

         Signature                                      Title
         ---------                                      -----

/s/ Charles N. Blitzer                    President, Chief Executive Officer
---------------------------------------   and Director (principal executive
Charles N. Blitzer                        officer)


/s/ William C. Brown                      Chief Financial Officer and Secretary
---------------------------------------   (principal financial and accounting
William C. Brown                          officer)


                   *                      Director
---------------------------------------
Andrew J. Ferrara

                   *                      Director
---------------------------------------
Joseph S. Frelinghuysen

                   *                      Director
---------------------------------------
Michael E. Hanson

                   *                      Director
---------------------------------------
Hugh E. Miller

                                          Director
---------------------------------------
Timothy G. Rothwell

                   *                      Director
---------------------------------------
Lee J. Schroeder

                   *                      Director
---------------------------------------
Arthur L. Weaver M.D.


*By /s/ William C. Brown
    -----------------------------------
    William C. Brown
    Attorney-in-Fact

                                  EXHIBIT INDEX
                                  -------------


Exhibit
-------
  4.1     Restated Articles of Incorporation (Incorporated by reference to
          Exhibit 3.1 to the Company's Registration Statement on Form S-2, File No. 33-40763).

  4.2 Restated By-Laws (Incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30,
          1998).

  5.1     Opinion and Consent of Dorsey & Whitney LLP.

 23.1     Consent of Independent Auditors.

 23.2     Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

 24.1     Power of Attorney.